UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2006

FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 California Street
San Francisco, CA 94108
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Federal Home Loan Bank of San Francisco ("Bank") Director Kenneth R. Harder, an executive vice president of Northern Trust Bank, National Association, Phoenix, Arizona, has informed the Bank that the Office of the Comptroller of the Currency ("OCC") has consented to the merger of Northern Trust Bank, National Association, Phoenix, Arizona, under the charter of Northern Trust, National Association, and that the merger is currently scheduled to take effect on October 23, 2006. The main office of Northern Trust, National Association, will be in Miami, Florida. Mr. Harder's position on the Bank's Board of Directors is the elected director position currently allocated to Arizona. Under the rules of the Federal Housing Finance Board, Mr. Harder must be an officer or director of a Bank member located in Arizona to be eligible to remain in this position. As of the effective date of the merger, Mr. Harder's position with Northern Trust Bank, National Association, will no longer qualify him for a director position on the Board, and under the rules of the Finance Board, the position will become vacant. The Bank's Board of Directors will then be required to select an officer or director of a Bank member located in Arizona to fill the vacant position for the remainder of Mr. Harder's current term, which ends December 31, 2007.

Signature(s)

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: August 31, 2006	By: /s/ Steven T. Honda
Steven T. Honda Senior Vice President and Chief Financial Officer